EXHIBIT 10j

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this "Agreement"), dated as of January 3, 2001, but effective as of January 1, 2001 (the "Effective Date"), is made and entered into by and between BROWN & BROWN, INC., a Florida corporation (the "Company"), and JOHN R. RIEDMAN (the "Employee").

Background

The Employee is a shareholder and principal of Riedman Corporation (the "Selling Corporation"), a New York corporation which has been engaged primarily in the general insurance agency business in the State of New York and throughout the United States (the "Business"). The Selling Corporation is selling substantially all of its assets related to the Business to the Company and its affiliates pursuant to an Asset Purchase Agreement, dated as of September 11, 2000 but effective as of January 1, 2001, as amended by a First Amendment to Asset Purchase Agreement dated of even date herewith (as so amended, the "Purchase Agreement"). In connection with the acquisition, the Company has made an offer of employment to the Employee and the Employee is willing to accept such offer on the terms and conditions set forth in this Agreement. The parties hereto acknowledge that the non-disclosure and non-solicitation provisions of this Agreement constitute a significant element of the value of the Business purchased by the Company under the Purchase Agreement and served as a material inducement for the Company to enter into and consummate the transactions contemplated by the Purchase Agreement. These restrictive covenants are reasonably necessary to protect the Company's legitimate business interests, including but not limited to, its trade secrets, confidential business information, customer relationships, and customer goodwill.

THEREFORE, for and in consideration of the premises and the promises and covenants hereinafter contained, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties mutually covenant and agree as follows:

Terms

1. Employment. The Company hereby employs the Employee, and the Employee accepts such employment, upon the terms and conditions set forth in this Agreement. The Employee shall serve as a member of the Company's Executive Committee, and shall have the title of Executive Vice President of the Company, and shall be nominated for election to the Board of Directors of the Company at the regularly scheduled meeting of the Board in January of 2001. The Employee shall also serve as the Vice Chairman of Brown & Brown of New York, Inc., an affiliate of the Company. The Employee shall devote substantially all of his business hours to promoting the Company's business.

2. Compensation. During the term of this Agreement, the Company agrees to pay the Employee an annual salary of $150,000. The Employee shall also be entitled to participate in Company's group health insurance plans and other benefit programs on the same terms and conditions as other new employees of comparable rank in the Company.

3. Term. The term of the Agreement shall be for a period of one year, and, thereafter, shall be continuous until terminated by either party, except that termination shall be subject to the provisions of Section 4 below.

4. Termination. (a) If the Company terminates the Employee's employment during the term of this Agreement other than for "Cause," as defined below, the Employee shall continue to receive the salary stated in this Agreement for the remainder of the term hereof.

(b) If the Employee terminates his employment for any reason, or if the Company terminates the Employee for Cause, during the term of this Agreement, then the Company shall pay the Employee only such compensation as shall have accrued through the date of termination.

(c) During the term of this Agreement, the Employee shall be subject to immediate discharge by the Company for cause. As used herein, the term "Cause" shall mean the following:

(i) a material violation by the Employee of any of the terms of this Agreement;

(ii) frequent unexplained absences or other malfeasance by the Employee;

(iii) failure by the Employee to perform the services reasonably required of him by the Company;

(iv) the commission by the Employee of a felony, an act constituting unlawful discrimination or harassment, or an act of dishonesty or moral turpitude;

(v) fraudulent conversion or misappropriation by the Employee of any monies or properties of the Company;

(vi) failure to follow standard company rules and practices, as disclosed to the Employee;

(vii) the possession or use of illegal drugs; or

(viii) engaging in conduct degrading or embarrassing to the Company.

(d) Following the expiration of the term of this Agreement, this Agreement may be terminated, with or without cause, by either the Employer or the Employee upon thirty (30) days' advance written notice. Termination of the Employee's employment under this Agreement by either party for whatever reason shall not release either the Employee or the Company from obligations hereunder through the date of such termination nor from the provisions of Sections 4, 5 and 6 of this Agreement. Upon notice of termination of or by the Employee, the Company has the power to suspend the Employee from all duties on the date notice is given, and to immediately require return of all Confidential Information as described in this Agreement. Company has the further right to impound all property on Company premises, including such property owned by Employee, for a reasonable time following termination, to permit Company to inventory the property and ensure that its property and trade secrets are not removed from the premises. Employee acknowledges that Employee has no right or expectation of privacy with respect to property kept on Company premises, including any such information maintained on computer systems utilized by Employee during employment by Company.

5. Confidential Information; Covenant Not to Solicit or Service Customers or Prospective Customers; Related Matters. (a) The Employee recognizes and acknowledges that the Confidential Information (as hereafter defined) constitutes valuable, secret, special, and unique assets of the Company. The Employee covenants and agrees that, during the term of this Agreement and for a period of two (2) years following termination (whether voluntary or involuntary), Employee will not disclose the Confidential Information to any person, firm, corporation, association, or other entity for any reason or purpose without the express written approval of the Company and will not use the Confidential Information except in the Company's business. It is expressly understood and agreed that the Confidential Information is the property of the Company and must be immediately returned to the Company upon demand. The term "Confidential Information" includes all information, whether or not reduced to written or recorded form, that is related to the Company and that is not generally known to competitors of the Company nor intended for general dissemination, whether furnished by the Company or compiled by the Employee, including but not limited to: (i) lists of the Company's customers, insurance carriers, and the Company accounts and records pertaining thereto; (ii) prospect lists, policy forms, and/or rating information, expiration dates, information on risk characteristics, information concerning insurance markets for large or unusual risks; and (iii) information concerning business plans, information concerning marketing strategies and information concerning the financial condition of the Company, and all other types of such written information customarily used by the Company or available to the Employee. The Employee understands that it is the Company's intention to maintain the confidentiality of this information notwithstanding that employees of the Company may have free access to the information for the purpose of performing their duties with the Company, and notwithstanding that employees who are not expressly bound by agreements similar to this agreement may have access to such information for job purposes. The Employee acknowledges that it is not practical, and shall not be necessary, to mark such information as "confidential," nor to transfer it within the Company by confidential envelope or communication, in order to preserve the confidential nature of the information.

(b) For a period of two (2) years following termination or expiration of Employee's employment for any reason (whether voluntary or involuntary and whether before or after the expiration of the term of this Agreement), the Employee specifically agrees not to solicit, divert, accept, nor service, directly or indirectly, as insurance solicitor, insurance agent, insurance broker, insurance wholesaler, managing general agent, or otherwise, for the Employee's accounts or the accounts of any other person, persons, partnership, corporation, or other business entity, either as officer, director, stockholder, owner, partner, employee, promoter, consultant, manager, or otherwise, any insurance or bond business of any kind or character from any person, firm, corporation, or other entity, that is a customer or account of the Company during the term of this Agreement, or from any prospective customer or account to whom the Company made proposals about which the Employee had knowledge, or in which the Employee participated, during the last two (2) years of the Employee's employment with the Company. For purposes of this Agreement, the Employee acknowledges that informing existing clients or prospects that the Employee is or may be leaving the Company prior to leaving employment of the Company shall be deemed to constitute prohibited solicitation under this Agreement. Employee further acknowledges and agrees that the provisions of this Section 5 shall remain in effect even if Employee continues to be employed by the Company without any renewal of this Agreement.

Should a court of competent jurisdiction declare any of the covenants set forth in this Section 5 unenforceable, each of the parties hereto agrees that such court shall be empowered and shall grant the Company injunctive relief reasonably necessary to protect its interests.

(c) The Employee agrees that the Company shall have the right to communicate the terms of this Agreement to any third parties, including but not limited to, any past, present or prospective employer of the Employee. The Employee waives any right to assert any claim for damages against the Company or any officer, employee or agent of the Company arising from disclosure of the terms of this Agreement.

(d) In the event of a breach or threatened breach of the provisions of this Section 5, the Company shall be entitled to injunctive relief as well as any other applicable remedies at law or in equity. The Employee understands and agrees that without such protection, the Company's business would be irreparably harmed, and that the remedy of monetary damages alone would be inadequate.

(e) If Employee shall violate the restrictions contained in this Section 5, and if any court action is instituted by Employer to prevent or enjoin such violation, then the period of time during which Employee's business activities shall be restricted as provided in this Section 5 shall be lengthened by a period of time equal to the period between the date upon which the first such violation is found to have occurred and the date on which the decree of the court disposing of the issues upon the merits shall become final and not subject to further appeal. The Employee acknowledges that the purposes of this Section 5 would be frustrated by measuring the period of restriction from the date of termination of employment where the Employee failed to honor the Agreement until directed to do so by court order.

(f) The provisions of this Section 5 shall be independent of any other provision of this Agreement, and the existence of any claim or cause of action by the Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of this Section 5 by the Company.

6. Engaging in or Organizing Competitive Businesses; Soliciting Company Employees. The Employee agrees that so long as the Employee is working for the Company, the Employee will not engage in any business activity competitive with that of the Company, and will not undertake the planning or organizing of any business activity competitive with the work the Employee performs. The Employee also agrees that, for a period of two (2) years following his termination of employment with the Company for any reason, he will not hire any employee of the Company, nor will he directly or indirectly solicit any employee of the Company to leave employment with the Company for any reason, including, without limitation, soliciting such employee to work for any competitor of the Company. In this Section 6, the term "employee of the Company" means any person who worked as an employee of the Company in the two years prior to the termination of the Employee's employment with the Company. The Employee acknowledges and agrees that all activities under this Section 6 shall be presumed to be in aid of prohibited solicitation under the terms of Section 5 of this Agreement, and shall justify injunctive relief as provided in Section 5.

7. Protection of Company Property. All records, files, manuals, lists of customers, blanks, forms, materials, supplies, computer programs and other materials furnished to the Employee by the Company, used by the Employee on its behalf, or generated or obtained by the Employee during the course of the Employee's employment, shall be and remain the property of the Company. The Employee shall be deemed the bailee thereof for the use and benefit of the Company and shall safely keep and preserve such property, except as consumed in the normal business operations of the Company. The Employee acknowledges that this property is confidential and is not readily accessible to the Company's competitors. Upon termination of employment hereunder, the Employee shall immediately deliver to the Company or its authorized representative all such property, including all copies, remaining in the Employee's possession or control.

8. Waivers and Modifications. No waiver or modification of this Agreement or of any covenant, condition, or limitation herein shall be valid unless in writing and duly executed by the party to be charged therewith, and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding, arbitration, or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid, and the parties further agree that the provisions of this section may not be waived except as herein set forth.

9. Attorneys' Fees. In the event of a dispute concerning the terms of this Agreement, or arising out of the employment relationship created by this Agreement, the prevailing party shall be entitled to recover, in addition to any other remedy obtained, (a) all attorneys' fees incurred in the investigation and preparation of issues for trial and in the trial and appellate proceedings, and (b) costs and expenses of investigation and litigation, including expert witness fees, deposition costs (appearance fee and transcript charges), injunction bond premiums, travel and lodging expenses, fees and charges, and all other reasonable costs and expenses.

10. Definitions. "Company" means Brown & Brown, Inc. as well as any successor entity formed by merger or acquisition, including any company that may acquire a majority of the stock of Brown & Brown, Inc. and, with respect to Sections 5 and 6 hereof, also means its subsidiaries, affiliated companies and any company operated or managed by the Company as of the time this Agreement is entered into, and as of the time the Agreement is terminated. With respect to Section 6 hereof, "Employee" also means any company or business in which Employee has an equity interest or a controlling or managing interest.

11. Notices. Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by Certified Mail, return receipt requested, or by confirmed telecopy to:

Employee at:

John R. Riedman

c/o Riedman Corporation

45 East Avenue

Rochester, New York 14604

Telecopy No. : (716) 232-6179

and to the Company at:

Brown & Brown, Inc.

401 East Jackson Street, Suite 1700

Tampa, Florida 33602

Telecopy No.: (813) 222-4464

Attn: Laurel L. Grammig, Esq.

or such other address as either party shall give to the other in writing for this purpose.

12. Assignment. The Employee agrees that the Company may assign this Agreement to any entity in connection with any sale of some or all of the Company's assets or subsidiary corporations, or the merger by the Company with or into any business entity without need for further consent from Employee. The Employee may not delegate his performance under this Agreement for personal services to any other person or entity.

13. Waiver of Jury Trial. The parties hereby knowingly, voluntarily and intentionally waive any right either may have to a trial by jury with respect to any litigation related to or arising out of, under or in conjunction with this Agreement, or the Employee's employment with the Company.

14. Miscellaneous. (a) This Agreement cannot be altered, amended, changed, or modified in any respect or particular, and no provision, condition, or covenant of this Agreement shall be waived by either party hereto, unless each such alteration, amendment, change, modification or waiver shall have been agreed to by each of the parties and reduced to writing in its entirety and signed and delivered by each party.

(b) This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective personal representatives, heirs, successors and assigns.

(c) This Agreement contains all of the terms and conditions agreed to between the parties, and there are no oral agreements relating to the transactions covered hereby.

(d) The parties agree to execute and deliver such other and further instruments and documents as may be necessary to implement and effectuate the terms of this Agreement.

(e) This Agreement may be executed in counterparts, all of which together shall comprise one and the same instrument.

(f) This Agreement has been made in the State of Florida and shall be governed by and construed and enforced in accordance with the internal law of Florida without regard to principles of conflicts of law. The Employee consents to jurisdiction in any court, state or federal, within Hillsborough County, Florida, and agrees that all litigation regarding this Agreement shall be brought in Hillsborough County, Florida, only. Further, the Employee agrees to waive his privilege of venue and any right the Employee may have in selection of venue in suits brought by the Company or the Employee in connection with this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BROWN & BROWN, INC.

By: /S/ J. HYATT BROWN

Title: J. Hyatt Brown

Name: Chairman, President & CEO

EMPLOYEE

/S/ JOHN R. RIEDMAN

John R. Riedman, individually